SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

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Pinnacle Data Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PINNACLE DATA SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2004

To the Shareholders of

PINNACLE DATA SYSTEMS, INC.:

The Annual Meeting of Shareholders of Pinnacle Data Systems, Inc., an Ohio corporation (the “Company”), will be held at the Company’s principal executive offices located at 6600 Port Road, Groveport, Ohio 43125 on Thursday, April 29, 2004, at 10:00 a.m. local time, for the following purposes:

1.	To elect four Class II directors.

2.	To consider and vote upon a proposal to amend the Company’s Amended and Restated Code of Regulations (a) to be consistent with the Company’s Amended and Restated Articles of Incorporation concerning the applicability of a certain Ohio anti-takeover statute and (b) to delete a nonapplicable provision.

3.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

The close of business on March 5, 2004 has been established as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

Please sign and return the enclosed proxy promptly so that your shares will be represented at the meeting. A return addressed envelope, which requires no postage, is enclosed. If you are able to attend the meeting, are the registered owner, and wish to vote in person, at your request we will cancel your proxy.

By Order of the Board of Directors

/s/ Laura Palko

Laura Palko

Secretary

Dated:	March 29, 2004

PINNACLE DATA SYSTEMS, INC.

PROXY STATEMENT

GENERAL

This Proxy Statement is being furnished to the holders of common shares, without par value, of the Company in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Company’s Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s principal executive offices located at 6600 Port Road, Groveport, Ohio 43125 on Thursday, April 29, 2004, at 10:00 a.m. local time, for the purposes set forth on the accompanying Notice of Annual Meeting.

The approximate date on which this Proxy Statement and the form of proxy will be first sent to shareholders is March 29, 2004.

PROXIES AND VOTING

The close of business on March 5, 2004 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. On the record date, 5,540,796 common shares were outstanding and entitled to vote. Each share is entitled to one vote.

Only shareholders of record are entitled to vote. If you are a beneficial owner of the Company’s common shares, you must provide instructions on voting to your nominee holder. In most cases, this is your broker or its nominee.

All shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the shares represented by that proxy will be voted in favor of the Company’s nominees for directors and in favor of the proposal set forth on the accompanying Notice of Annual Meeting. Any proxy may be revoked by the record owner at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder’s presence at the Annual Meeting will not by itself revoke the proxy.

The shareholders of record that are present at the Annual Meeting, whether in person or by proxy, will constitute a quorum. Consequently, the Company need not count abstentions or broker non-votes to determine whether a quorum is present. A “broker non-vote” is a term used to describe a vote that a broker or other record owner that holds shares in street name is not authorized to cast because the broker has not received voting instructions from its customer, the beneficial owner, and does not have discretion to vote without such instructions or, if the broker does have such discretion, does not cast.

Two different voting requirements apply to the proposals set forth in the accompanying Notice of Annual Meeting. Directors are elected by a plurality of votes, and thus the nominees who receive the highest number of votes will be elected (shareholders do not have the right to cumulate their votes in electing directors). As a result, assuming the nominees for director named in this proxy statement receive at least one vote and there is no competing slate of directors proposed for election, abstentions and broker non-votes will not have any effect on the election of directors. All other proposals must be approved by the affirmative vote of a majority of common shares present at the Annual Meeting, whether by the presence of the record shareholders themselves or by proxy. Abstentions and broker non-votes will be present at the Annual Meeting and thus will have the same effect as votes cast against such proposals.

ANTI-TAKEOVER EFFECT OF PROPOSAL TWO

Shareholder approval of Proposal Two may have an anti-takeover effect. In other words, approval of the proposal may discourage a third person from attempting to obtain control of the Company or make it more difficult for such an attempt to succeed. Approval of this proposal may also better enable incumbent directors and management to retain their positions in the event of a takeover attempt. For these reasons, a change in control of the Company may not occur or be attempted even if some shareholders believe that a change in control would be beneficial to shareholders generally. Consequently, shareholders could be deprived of the benefits that could result from a change in control of the Company or an attempt at a change in control, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause.

The Company is not aware of any attempt by any person to obtain control of the Company, whether by means of a tender offer, proxy contest, merger or otherwise, and Proposal Two is therefore not a response to any such attempt. Nevertheless, the Company believes that the proposal is in the best interest of the Company and its shareholders, in that this proposal will better enable the Board of Directors to protect the interests of the Company and its shareholders. Additional information regarding this proposal is set forth in the discussion of the proposal below under the caption “Proposal Two: Certain Amendments to the Company’s Amended and Restated Code of Regulations.”

The Company’s Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations currently contain provisions that may have an anti-takeover effect. Cumulative voting has been eliminated, which tends to enable the shareholder or shareholders with the largest block of shares to elect all directors. Super-majority voting requirements are also required under certain circumstances. First, the affirmative vote of shares representing at least two-thirds of the voting power of the Company is required to eliminate Ohio’s control share acquisition statute (Section 1701.831 of the Ohio Revised Code). Second, the affirmative vote of shares representing at least 75% of the voting power of the Company is required to remove a director from office. Proposal Two, if approved, will simply clarify that Section 1701.831 applies to the Company. The Company has no intention at this time to propose any additional anti-takeover measures in future proxy solicitations.

PROPOSAL ONE:    ELECTION OF DIRECTORS

At the Annual Meeting, all shares represented by proxies, unless otherwise specified, will be voted to elect the four Class II directors nominated below to a two-year term expiring in 2006. Each of the nominees presently is a director of the Company and each of the nominees has consented to be named in this proxy statement and to serve if elected. If any nominee named below as a director is unable to serve (which is not anticipated), the persons named in the proxy may vote for another nominee of their choice.

The number of Class I and Class II directors has been fixed at four each. Proxies cannot be voted at the Annual Meeting for a greater number of individuals than the four nominees named in this Proxy Statement. However, additional nominations can be made by shareholders at the meeting. The following is information about the four individuals nominated by the Board of Directors for election as Class II Directors:

Class II Directors

(Nominees for Election)

Name of Director, Address and Position with the Company	Age	Principal Occupation(s) During the Past Five Years	Director of the Company Since	Shares Beneficially Owned as of March 5, 2004(1)		Percent of Class
John D. Bair 6600 Port Road Groveport, Ohio 43125 Chairman of the Board of Directors, President and Chief Executive Officer	37	Chairman and Chief Executive Officer of the Company since May 1996. President of the Company since 1998. Secretary of the Company from 1989 to 1998.	1989	1,406,692	(2)(3)	25.0%

C. Robert Hahn 6600 Port Road Groveport, Ohio 43125 Director, Vice President—Operations	52	Vice President—Operations of the Company since May 2003. Vice President—Service Group from March 2001 to May 2003. Chief Operating Officer and Vice President of the Company from June 1998 to March 2001. President of the Company from June 1996 to June 1998. Vice President of Sales and Marketing of the Company from October 1994 to June 1996.	1995	153,450	(2)	2.7%

Thomas M. O’Leary 868 Paisley Place Worthington, Ohio 43085 Director	60	Retired from AT&T Corp./Lucent Technologies, Inc. in 1996. Business consultant since 1996. Member of Worthington City School Board from 1996—2001. Prior to 1996, employed in a managerial capacity at AT&T Corp./Lucent Technologies Inc. in the following areas: manufacturing operations, engineering, product development, project management, product repair, and support and sales.	1996	108,000	(2)	1.9%

Name of Director, Address and Position with the Company	Age	Principal Occupation(s) During the Past Five Years	Director of the Company Since	Shares Beneficially Owned as of March 5, 2004(1)		Percent of Class
Michael R. Sayre 6600 Port Road Groveport, Ohio 43125 Director, Executive Vice President—Corporate Strategy and Finance, Chief Financial Officer, Treasurer	47	Executive Vice President, Corporate Strategy and Finance since July 2001, Chief Financial Officer and Treasurer since September 2001. Previously served on the Board of Directors and as Executive Vice President and Chief Financial Officer of LogiKeep Inc. From 1996 to 2000, was the Corporate Controller for Worthington Industries Inc. Served on the Board of Governors of a Worthington joint venture, Spartan Steel Coatings LLC, from 1997 to 2000.	2001	61,000	(2)	1.1%

The following is information about directors whose terms of office continue after the Annual Meeting:

Class I Directors

(Terms Expiring in 2005)

Name of Director, Address and Position with the Company	Age	Principal Occupation(s) During the Past Five Years	Director of the Company Since	Shares Beneficially Owned as of March 5, 2004(1)	Percent of Class
Hugh C. Cathey 7060 Stillwater Cove Westerville, Ohio 43082 Director	53

President of Bridge Benefits, Inc. since July 2003 and a principal of Columbus Capital Partners, a provider of management and financial services to early-stage telecom and software companies, since June 2000.

President—Western Region for Qwest Communications International’s local exchange telecom business from January 2000—June 2002. From August 1996—January 2000, President of Nextlink Ohio, a publicly traded competitive local exchange company (CLEC) owned by cellular phone pioneer Craig McCaw. President and CEO and Director of Digital Network, Inc., a publicly traded telecom company based in Dallas, TX from 1993 until 1996. Served over 20 years in the telecommunications industry.

			2001	20,000	0.4%

Name of Director, Address and Position with the Company	Age	Principal Occupation(s) During the Past Five Years	Director of the Company Since	Shares Beneficially Owned as of March 5, 2004(1)		Percent of Class
Paul H. Lambert 7275 Roberts Road Hilliard, Ohio 43026 Director	50	Chief Technology Officer of ImageArray, LTD since 2002. Retired from UUNET, a division of MCI Worldcom, in 2000 after 27 years of service to CompuServe Incorporated, which was acquired by MCI Worldcom in 1998. From July 1999 until retirement, Vice President and General Manager of UUNET Hosting Services. Prior to July 1999, held a variety of technical and marketing management positions while at CompuServe Incorporated, including Vice President, Network Technology of CompuServe Network Services (responsible for development, engineering, operations, and administration of the worldwide CompuServe network) and Chief Technology Officer.	2000	38,000	(2)	0.7%

Robert V.R. Ostrander 1585 Bethel Road 1st Floor Columbus, Ohio 43220 Director	58	Chairman of Manex Financial Management, Inc., President of Manex Risk Management, Inc., Manex Management Services, Inc., Manex Advisors, Inc., and Omni Financial Securities, Inc. for more than five years.	1997	104,000	(2)	1.8%

David C. Swaddling 4230 Tuller Road Suite 200 Dublin, Ohio 43017 Director	57	President and owner of The Swaddling Company (dba Insight*MAS), a marketing strategy consultancy, since 1991. Partner of S4 Consulting Inc. from 1994—1998. Previously served as officer and director at CompuServe Corporation, CheckFree Systems, Inc (a predecessor of CheckFree Corporation) and Discovery Systems, Inc. (a predecessor of Metatec Corporation). He is a CPA and a certified New Product Development Professional.	2003	10,000		0.2%

1.	Unless otherwise indicated below, the persons listed in the foregoing two tables have the sole right to vote and to dispose of the common shares of the Company listed in that person’s name.

2.	The shares set forth in the foregoing two tables include the following numbers of shares which may be acquired by the following persons upon the exercise of stock options that are exercisable within the next 60 days:

Hugh C. Cathey	20,000
Paul H. Lambert	36,000
Robert V.R. Ostrander	104,000
John D. Bair	86,000
C. Robert Hahn	152,000
Thomas M. O’Leary	70,000
Michael R. Sayre	50,000

3.	Includes 8,000 shares held by Joy S. Bair, the spouse of John D. Bair.

During 2003 and 2002, Manex Risk Management, Inc., for which Mr. Ostrander, a current Director of the Company, serves as President, was paid commissions of $6,763.71 and $25,535.86, respectively, for acting as independent agent in connection with the placement of the Company’s health, disability and dental insurance for its employees. Of that total commission amount, Mr. Ostrander personally received $4,058.23 for 2003 and $15,321.51 for 2002. The total amount of premium paid by the Company to the insurance carrier was $185,119.54 in 2003 and $598,543.65 in 2002. Prior to the adoption of the Company’s Code of Business Conduct and Ethics and Conflict of Interest Policy for Officers and the Board of Directors in July, 2003, Mr. Ostrander resigned his agent status on these insurance plans and stopped receiving commissions in connection with such plans.

The only executive officer of the Company not listed above is Christopher L. Winslow, Vice President—Sales, Marketing and Supply Chain Management of the Company. Mr. Winslow beneficially owned 76,000 Company shares as of March 5, 2004, which constituted 1.4% of the outstanding Company shares as of such date. Mr. Winslow has sole voting and investment power with respect to the 76,000 Company shares owned by him. The number of shares beneficially owned by Mr. Winslow includes 75,000 Company shares, which may be acquired by Mr. Winslow upon the exercise of options, which are currently exercisable or exercisable within 60 days of March 5, 2004.

As of March 5, 2004, the number of shares owned by all directors, director nominees and executive officers of the Company, as a group (9 persons), was 1,977,142 (32.2%). The foregoing amount includes 593,000 shares, which may be acquired upon the exercise of options, which are currently exercisable or exercisable within 60 days of March 5, 2004.

Board of Directors Committees and Meetings

The Board of Directors held six meetings and took action by written consent four times during 2003. At least 50% of the Board of Directors is independent, as required by and defined in applicable listing standards of the American Stock Exchange. The Board of Directors has affirmatively determined that none of the independent directors has a material relationship with the Company that would interfere with the exercise of independent judgment. No director attended less than 75% of the aggregate meetings of the Board of Directors during the time such individual was a Director, and of the committees on which such director served during the time such Director was a member of such committee. The Board of Directors has a Compensation Committee and an Audit

Committee. The Board of Directors has no standing nominating committee or committee performing similar functions (further information regarding the Company’s nomination policies and procedures is contained below under the caption “Nomination Process”) and no other standing committees. On July 30, 2003, the Board of Directors adopted the Code of Business Conduct and Ethics and Conflicts of Interest policy for Officers and the Board of Directors as written and attached to this proxy statement as Exhibit A. Pursuant to applicable listing standards of the American Stock Exchange that will be effective for the Company on June 1, 2004, the Board of Directors will review and approve a Code of Conduct and Ethics applicable to all directors, officers and employees of the Company.

The Board of Directors established the Compensation Committee in December 1999. The members of the Compensation Committee are Messrs. Cathey, Lambert, and O’Leary, each of whom are independent as required by and defined in applicable listing standards of the American Stock Exchange. The Compensation Committee reviews executive compensation policies and levels of compensation. The Compensation Committee held three meetings during 2003.

The Board of Directors established an Audit Committee in June 2000, the functions of which are described below in the Audit Committee Report. The members of the Audit Committee are Messrs. O’Leary, Ostrander and Swaddling. The Board of Directors has determined that Mr. Swaddling is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee held five meetings during 2003. All members of the Audit Committee are independent directors as required by and defined in applicable listing standards of the American Stock Exchange and by the Securities and Exchange Commission.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. All members of the Committee are independent, as required by applicable listing standards of the American Stock Exchange and by applicable laws and rules of the Securities and Exchange Commission. The Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on January 30, 2003. A copy of the current Charter was attached as an exhibit to last year’s Proxy Statement. The amended and restated Charter imposes on the Audit Committee the duties and responsibilities imposed upon audit committees generally by recent statutory and rule changes, particularly those contained in the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission rules promulgated pursuant to that Act. As set forth in the Charter, management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements contained in the Annual Report on Form 10-KSB for the Company’s 2003 fiscal year with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standard, AU 380), as amended. The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed the independent accountants’ independence from management and the Company.

The Audit Committee discussed with the Company’s chief financial officer and the independent auditors the overall scope and plans for the audit by the independent auditors. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact, independent.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the 2003 fiscal year for filing with the Securities and Exchange Commission. Consistent with the Board of Directors’ commitment to good corporate governance practices, the Committee will make a recommendation to the Board of Directors regarding the selection of the Company’s independent auditors for the 2004 fiscal year after the Company’s required securities filings for the year ended December 31, 2003 are completed.

Submitted by the Audit Committee:

David C. Swaddling, Chair

Thomas M. O’Leary

Robert V.R. Ostrander

March 2, 2004

Compensation of Directors

Directors who are employees of the Company receive no separate compensation for their services as directors. The whole Board of Directors determines compensation of the non-employee directors after receiving the recommendations of the President. Currently, non-employee directors receive a fee of $1,000 for each Board Meeting attended and $500 for each committee meeting attended, limited to six meetings per committee per year. The Audit Committee Chair, currently Mr. Swaddling, receives an additional fee of $1,000 per Audit Committee meeting and the Compensation Committee Chair, currently Mr. O’Leary, receives an additional $500 per Compensation Committee meeting, commensurate with the additional responsibilities of those positions.

Executive Compensation

The following table sets forth for the fiscal years ended December 31, 2003, 2002 and 2001, the compensation of the Company’s Chief Executive Officer and the other executive officers whose compensation exceeded $100,000 during 2003. No other executive officer of the Company received salary and bonus compensation in excess of $100,000 in the most recent completed fiscal year.

Summary Compensation Table

		Annual Compensation		Long Term Compensation
Name and Positions	Fiscal Year	Salary ($)	Bonus ($)	Securities Under- Lying Options/ SAR’s	All Other Compen- sation ($)(1)
John D. Bair Chairman of the Board of Directors, President, and Chief Executive Officer	2003 2002 2001	173,342 163,350 175,008	90,401 22,925 0	0 0 60,000	4,812 2,518 18,572

C. Robert Hahn Vice President—Operations	2003 2002 2001	151,250 151,250 151,250	38,348 18,340 0	0 0 30,000	428 420 12,216

Michael R. Sayre Executive Vice President— Corporate Strategy and Finance, Chief Financial Officer, Treasurer	2003 2002 2001	143,846 140,000 61,923	31,957 15,283 0	0 0 75,000	279 274 0

Christopher L. Winslow Vice President—Sales, Marketing and Supply Chain Management	2003 2002 2001	160,000 160,000 160,000	38,348 18,340 0	25,000 0 15,000	186 182 308

1.	Amounts in this column for 2003 reflect (a) payment of premiums for group term life insurance for the benefit of Messrs. Bair ($232), Hahn ($428), Sayre ($279) and Winslow ($186) and (b) reimbursement of $4,580 to Mr. Bair for premiums paid by Mr. Bair for a whole life insurance policy. Amounts in this column for 2002 reflect (a) payment of premiums for group term life insurance for the benefit of Messrs. Bair ($228), Hahn ($420), Sayre ($274) and Winslow ($182) and (b) reimbursement of $2,290 to Mr. Bair for premiums paid by Mr. Bair for a whole life insurance policy. Amounts in this column for 2001 reflect (a) payment of unused paid time off at December 31, 2000 for the benefit of Messrs. Bair ($14,450), Hahn ($12,216) and Winslow ($308) and (b) reimbursement of $4,122 to Mr. Bair for premiums paid by Mr. Bair for a whole life insurance policy.

Option Grants in Last Fiscal Year

The following table indicates information about stock options granted to the Company’s Chief Executive Officer and the executive officers named in the summary compensation table during 2003.

Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date
Christopher L. Winslow	25,000	14.0%	$2.2500	2013

Stock Option Exercises and Year End Option Values

The following table indicates stock option exercises during 2003 by the Company’s Chief Executive Officer and the other executive officers named in the summary compensation table, and the value as of December 31, 2003 of unexercised options:

Name	Shares Acquired on Exercise (#)	Value Realized(1)	Number of Securities Underlying Unexercised Options at 12/31/03 (#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options at 12/31/03 (#) Exercisable/ Unexercisable(2)
John D. Bair	20,000	$12,500	80,000/0	$10,330/$0
C. Robert Hahn	0	$0	152,000/0	$110,860/$0
Michael R. Sayre	0	$0	50,000/25,000	$0/$0
Christopher L. Winslow	0	$0	75,000/25,000	$0/$0

1.	Aggregate market value of the shares covered by the option less the aggregate price paid by such person. The aggregate market value of shares covered by the option was determined by the sale price of such shares, if they were sold by the executive officer immediately upon their acquisition, or, if not, by the last reported sale price of the Company shares on the American Stock Exchange on the date prior to the exercise of the option.

2.	The value of in-the-money options was determined by subtracting the exercise price from $1.78, the last reported sale price of the Company shares on the American Stock Exchange on December 31, 2003, the last trading day of 2003.

Employment Agreements

The Company has entered into an employment agreement with John D. Bair, its Chairman of the Board, President and Chief Executive Officer. The initial term of the agreement expired on August 31, 2003 (which unless otherwise terminated automatically renews for successive one-year periods). The agreement provides for an annual salary of $185,000 or such higher amount as shall be determined by the Board of Directors or the Compensation Committee plus, as a bonus, a percentage of pre-tax net income or other amount to be determined by the Board of Directors or Compensation Committee annually. In June 2001, Mr. Bair voluntarily reduced his base salary to $163,350. In July 2003, the Board of Directors approved the reinstatement of Mr. Bair’s annual salary to $185,000 and a bonus plan that would allow Mr. Bair to earn up to the amount of the foregone salary for the two-year period, at the discretion of the Board of Directors and dependent upon the on-going profitability of the Company. Under this plan, Mr. Bair earned $42,467, of which $30,000 was paid in 2003. The agreement also provides for the reimbursement of premiums on a $500,000 face amount whole life insurance policy insuring the life of Mr. Bair (with beneficiaries designated by Mr. Bair), the payment of technical and professional development benefits, and one-time reimbursement of legal fees for Mr. Bair’s personal estate planning, in addition to those benefits generally available to other employees. If the Company terminates Mr. Bair’s employment without cause, he is entitled to a severance payment equal to one year’s base salary. If Mr. Bair terminates his employment within six (6) months of a change in control, he is entitled to receive his salary and benefits to the date of termination, any bonus for the fiscal year in which he terminates his employment prorated for the portion of the year during which he was employed, and a lump sum payment from the Company equal to one year’s base salary.

The Company has entered into an employment agreement with C. Robert Hahn, its Vice President—Operations. The initial term of the agreement expired on September 1, 2003 (which unless otherwise terminated automatically renews for successive one-year periods). The agreement provides for an annual salary of $151,250 plus, as a bonus, a percentage of pre-tax net income or other amount to be determined by the Board of Directors or Compensation Committee annually. The agreement also provides for the payment of professional development benefits and for those benefits generally available to other employees. If the Company terminates Mr. Hahn’s employment without cause, he is entitled to a severance payment equal to one year’s base salary. If Mr. Hahn terminates his employment within six (6) months of a change in control, he is entitled to receive his salary and benefits to the date of termination, any bonus for the fiscal year in which he terminates his employment prorated for the portion of the year during which he was employed, and a lump sum payment from the Company equal to one year’s base salary.

The Company has entered into an employment agreement with Christopher L. Winslow, its Vice President—Sales, Marketing and Supply Chain Management. The initial term of the agreement expired on August 31, 2002 (which unless otherwise terminated shall continue to automatically renew for successive one-year periods). The agreement provides for an annual salary of $160,000 plus, as a bonus, a percentage of pre-tax net income or other amount to be determined by the Board of Directors or Compensation Committee annually. The agreement also provides for the payment of professional development benefits, membership in a reasonable number of trade associations and for those benefits generally available to other employees. If the Company terminates Mr. Winslow’s employment without cause, he is entitled to a severance payment equal to one year’s base salary. If Mr. Winslow terminates his employment within six (6) months of a change in control, he is entitled to receive his salary and benefits to the date of termination, any bonus for the fiscal year in which he terminates his employment prorated for the portion of the year during which he was employed, and a lump sum payment from the Company equal to one year’s base salary.

The Company has entered into an employment agreement with Michael R. Sayre, its Executive Vice President—Corporate Strategy and Finance. The initial term of the agreement expired on September 1, 2003 (which unless otherwise terminated automatically renews for successive one-year periods). The agreement provides for an annual salary of $140,000, plus bonuses, in amounts and dependent upon accomplishments and goals determined by the President, CEO or Board of Directors or its Compensation Committee. In October 2003, the Board approved an increase in Mr. Sayre’s annual salary to $160,000. The agreement also provides for the payment of professional development benefits and for those benefits generally available to other employees. If the Company terminates Mr. Sayre’s employment without cause, he is entitled to a severance payment equal to six months base salary. If Mr. Sayre terminates his employment within six (6) months of a change in control, he is entitled to receive his salary and benefits to the date of termination, any bonus for the fiscal year in which he terminates his employment prorated for the portion of the year during which he was employed, and a lump sum payment from the Company equal to one year’s base salary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file statements of beneficial ownership of the Company’s shares of common stock. Based on a review of the forms submitted to the Company during and with respect to its most recent fiscal year, no person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), failed to file, on a timely basis, reports required by section 16(a) of the Exchange Act during the Company’s most recent fiscal year or prior fiscal years.

Principal Holders of Voting Securities

The following table sets forth certain information with respect to the only person known by the Company to own beneficially more than 5% of its common shares, as well as Christopher L. Winslow, one of the Company’s named executive officers. Information regarding the remaining named executive officers of the Company appears in the tables included in the director and director nominee disclosure section of Proposal One:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Ownership
John D. Bair 6600 Port Road Groveport, Ohio 43125	1,406,692	(2)	25.0%

Christopher L. Winslow 6600 Port Road Groveport, Ohio 43125	76,000	(3)	1.4%

1.	Beneficial ownership as of March 5, 2004. Except as otherwise indicated below, the person listed in the foregoing table has the sole right to vote and to dispose of the common shares of the Company listed in his name.

2.	Includes 86,000 shares which may be acquired by Mr. Bair upon the exercise of options which are currently exercisable or exercisable within 60 days of March 5, 2004, and 8,000 shares held by Joy S. Bair, the spouse of John D. Bair.

3.	Includes 75,000 shares which may be acquired by Mr. Winslow upon the exercise of options which are currently exercisable or exercisable within 60 days of March 5, 2004.

Nomination Process

Given the relatively small size of the Company and its Board of Directors, the Company does not currently have a nominating committee. All of the Company’s directors participate in the consideration of director nominees. Although the Company does not have a charter governing the nomination of directors, it does have an explicit list of criteria that the Board uses to assess potential directors. The Company recognizes that no one individual will meet all of the criteria below, but it is the Company’s expectation that the collective Board of Directors will meet the depth and breadth of the following criteria:

•	Demonstrated personal integrity that avoids conflicts of interest and undue influence by external parties in executing board responsibilities;

•	The capacity and desire to represent the balanced, best interests of the shareholders of the Company as a whole and not primarily a special interest group or constituency;

•	Demonstrated ability to be objective in reaching decisions and disciplined in carrying a demanding workload;

•	The ability to meet the time commitment of active Board membership, which will be no less than ten (10) working days/year;

•	The ability to evaluate the Company’s financial and operating reports and to analyze the Company’s financial position;

•	A commitment to the Company and the values of the Company;

•	Knowledge of the Company’s core business;

•	Experience in and/or relationships within the Company’s industry or industries with which it deals or proposes to deal;

•	Compatibility with existing board, management, and the Company’s corporate culture;

•	Ownership of shares of the Company or willingness to become an owner of shares consistent with the Company’s guidelines;

•	Knowledge of at least one functional area of board responsibility, such as financial management, fund raising, multi-stakeholder engagement, public relations, legal, organizational development, and/or human resource management;

•	Experience in corporate governance, such as past experience as an officer or director of one or more publicly held companies;

•	Adequate business acumen and experience;

•	Status as a “financial expert” and “financially sophisticated” (with respect to any potential audit committee financial expert) as defined in applicable SEC rules and American Stock Exchange listing standards;

•	An addition to the diversity of background and experience of the board, including with respect to age, gender, race, place of residence and specialized experience;

•	Understanding of the legal framework governing corporations, sensitivity to the public responsibilities of corporations, and awareness of changing business conditions, technologies, markets, trends and opportunities; and

•	A reputation, a position, or an affiliation befitting a director of a publicly held company, and an active engagement in an occupation or profession or an otherwise regular involvement in the business, professional, or academic community.

Director nominees are recommended for the Board’s selection by any of the members of the Board of Directors, a majority of whom are independent. When identifying and evaluating nominees for new directors, the Board of Directors first determines whether the nominee must or should be independent, which determination is based upon the Company’s corporate governance documents, applicable securities laws, the rules and regulations of the Securities and Exchange Commission, applicable American Stock Exchange rules, and the advice of counsel, if necessary. The Board of Directors then uses its network of contacts to compile a list of potential candidates. The Board of Directors does not use a third party to identify or evaluate potential nominees. The Board of Directors then meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote.

The Company will consider director candidates recommended by shareholders provided the procedures set forth below are followed by shareholders in submitting recommendations. The Company does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based upon the source of the director nomination. Any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company’s Secretary at 6600 Port Road, Columbus, Ohio 43125, at least fourteen (14) days and not more than fifty (50) days prior to the first anniversary of the date in the preceding year upon which proxy materials were first mailed to shareholders. Each written nomination must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such nominees as of the date of such shareholder’s notice; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the company if so elected.

The Board of Directors nominees for fiscal year 2004 (Messrs. Bair, Hahn, O’Leary, and Sayre) are incumbent directors and each has been unanimously approved by the independent directors.

Shareholder Communications With The Board Of Directors

The Company’s Board of Directors has always been, and will remain, open to communications from the Company’s shareholders. Although the Board of Directors has historically had no formal process for Company shareholders to send communications to the Board, the Board at its most recent meeting in February 2004 unanimously adopted such a process, which is described below.

If any Company shareholder desires to send a communication to the Board, such shareholder may mail any such communication, on an anonymous or named basis, to any Director or to the Company’s Corporate Secretary, Laura Palko, at the Company’s headquarters at 6600 Port Road, Groveport, Ohio 43125. Ms. Palko will review the communication and forward it to such Director or Directors as is appropriate. While the Board certainly makes efforts to respond to communications from the Company’s shareholders, this process will not result in, nor should it be viewed to create an obligation of, a response to any communication. Shareholder proposals must be communicated in accordance with the procedures prescribed by the applicable securities laws and otherwise pursuant to the process described in the section of this Proxy Statement captioned “Shareholder Proposals” below.

The Company’s policy with respect to Board members’ attendance at annual meetings is that each director nominee is required to attend that year’s annual meeting, although all Board members are encouraged to attend annual meetings. Last year, all of the members of the Board of Directors attended the annual meeting.

PROPOSAL TWO:    CERTAIN AMENDMENTS TO THE COMPANY’S

AMENDED AND RESTATED CODE OF REGULATIONS

The Board of Directors has unanimously adopted a resolution to amend the Company’s Amended and Restated Code of Regulations for the purpose of (a) making the Code of Regulations consistent with the Company’s Amended and Restated Articles of Incorporation with respect to the applicability of Section 1701.831 of the Ohio Revised Code, and (b) deleting a provision that the Board and Management believe to be inappropriate for the Company’s Code of Regulations given that the Company’s common stock is publicly-traded.

Section 1701.831 of the Ohio Revised Code

At the time that the Company became a reporting company under the federal securities laws, the Amended and Restated Articles of Incorporation, in Article Eighth, provided as follows:

“EIGHTH: No amendment to these Articles of Incorporation or the Code of Regulations of the Corporation shall amend, alter, change or repeal the application of §1701.831, Ohio Revised Code, or any other similar or like control share acquisition statute now or hereafter in effect in the State of Ohio unless approved by the affirmative vote of holders of shares entitling them to exercise at least two-thirds of the voting power of the Corporation on such proposal; provided, however, that such two-thirds voting requirement shall not be applicable if the Corporation’s Board of Directors shall have approved such amendment by a resolution adopted by at least two-thirds of the members of the Board of Directors, in which case such amendment may be approved by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.”

The Articles provide the same today. However, the Company’s Amended and Restated Code of Regulations, both as in effect at the time the Company became a reporting company under the federal securities laws and as in effect today, provide in Article Nine that Section 1701.831 of the Ohio Revised Code shall not apply to the Company.

In public filings made since the Company became a reporting company, the Company has consistently disclosed that Section 1701.831 of the Ohio Revised Code does apply to the Company. In other words, despite the conflict between the Articles and the Code as to this issue, the Company has consistently considered that section of the Ohio Revised Code to apply to the Company. It was only recently that the Company became aware of this conflict between the Articles and the Code, and is promptly taking appropriate measures to correct this conflict.

Section 1701.831 provides generally that prior to a person entering into a “control share acquisition” of Company stock, such person must file a statement of its intent to enter into such transaction with the Company, and the Company’s shareholders must approve of such acquisition. A control share acquisition will occur when the acquisition of shares by that person will result in the person owning greater than one-fifth of the voting power of the Company. Another control share acquisition will be deemed to occur when the person becomes the owner of one-third of the voting power of the Company, and again when the person becomes the owner of a majority of the voting power of the Company. At each stage the potential acquirer is required to follow the notification and approval process described above.

Corrective Amendment

With respect to the corrective amendment of the Amended and Restated Code of Regulations discussed above, the Board of Directors is seeking shareholders’ approval of an amendment that would delete Article Eleven of the Amended and Restated Code of Regulations in its entirety. Article Eleven provides as follows:

“These regulations may be superseded in whole or in part, at any time and from time to time, by any close corporation agreement between the shareholders of the Company pursuant to Section 1701.591, Ohio Revised Code, or any similar statute which may hereafter be enacted.”

Under the Ohio General Corporation Law, a corporation may enter into a “close corporation agreement” provided that each shareholder of the corporation expressly consents to such agreement. Amendments to any such agreement require the consent of shareholders holding at least 80% of the corporation’s stock. Further, the existence of a close corporation agreement is required to be conspicuously noted on the face or the back of every certificate for shares of that corporation. Obtaining these consent thresholds and legending each certificate for shares of the Company would be unworkable. By their very nature, close corporation agreements and the like are appropriate for a smaller, “closely-held” corporation; not a publicly-traded corporation such as the Company. Therefore, the Board of Directors believes this provision to be inconsistent with the nature of the Company.

As discussed above under the caption “Anti-Takeover Effect of Proposal Two,” Proposal Two, with respect to the proposed amendment regarding the applicability of Section 1701.831 of the Ohio Revised Code, may have an anti-takeover effect in that the proposal may make it more difficult for a third person to assume control of the Company, and then to make more difficult the removal of management.

Although the proposed amendment to the Company’s Amended and Restated Code of Regulations may have an anti-takeover effect, the Board of Directors believes that the advantages of the proposed amendment outweigh any disadvantages. As a result, the Board of Directors unanimously recommends that shareholders vote “for” approval of the proposal.

INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, will select the Company’s independent auditors for the year ending December 31, 2004 after the Company’s required securities filings for the year ended December 31, 2003 are completed. The Audit Committee desires to make its recommendation to the Board of Directors after having an opportunity to fully evaluate the performance of the Company’s current auditors, which would include a review of the complete audit for the 2003 fiscal year. Deloitte & Touche LLP has audited the Company’s financial statements since 2002. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and to have an opportunity to make a statement if the representative desires and to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services related to the audit of the Company’s annual statements (a) for the fiscal year ended December 31, 2003, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB for that fiscal year, were $41,710, and (b) for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB for that fiscal year, were $32,500.

Audit-Related Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services related to the performance of the audit or review of the Company’s financial statements that were not included under the heading “Audit Fees” above were $0 for the 2003 fiscal year and $0 for the 2002 fiscal year.

Tax Fees

The aggregate fees billed by Deloitte & Touche LLP in 2003 for professional services related to tax compliance, tax advice and tax planning, were $1,740 for 2003 fiscal year taxes and $9,250 for 2002 fiscal year taxes.

All Other Fees

The aggregate fees billed by Deloitte & Touche LLP for all other services were $10,675 for the 2003 fiscal year and $0 for the 2002 fiscal year.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee’s pre-approval policies and procedures require the independent auditor to seek pre-approval by the Audit Committee of all audit and permitted non-audit services by providing a prior description of the services to be performed and specific fee and expense estimates for each such service. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee. The Audit Committee approved all of the services performed by Deloitte & Touche LLP during the 2003 fiscal year.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2005 Annual Meeting of shareholders must be received by the Company for inclusion in the proxy statement and form of proxy on or before 120 days in advance of the first anniversary of the date of this proxy statement. Proposals may be no more than 500 words long, including any accompanying supporting statement.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but instead is sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on February 16, 2005 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to the close of business on February 16, 2005.

OTHER MATTERS

Management does not know of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxy in accordance with their judgment on such matters.

The Company will bear the cost of soliciting proxies. In addition to the use of the mails, officers, directors, and regular employees may solicit proxies, personally or by telephone or facsimile. The Company will reimburse banks, brokers, and nominees for any out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of shares held by any banks, brokers or nominees. If follow-up requests for proxies are necessary, the Company may employ other persons to make these requests.

/s/ Laura Palko

Laura Palko,

Secretary

EXHIBIT A

PINNACLE DATA SYSTEMS, INC.

Code of Business Conduct and Ethics and Conflict of Interests Policy

for Officers and the Board of Directors

The Board of Directors has adopted the following Code of Business Conduct and Ethics and Conflict of Interests Policy (the “Code”) for the Officers and the Directors of Pinnacle Data Systems, Inc. (the “Company”). This Code is intended to

—	focus the Officers and Directors, collectively and individually, on the duties and responsibilities of officers and directors,
—	provide guidance to the Officers and Directors to help them recognize and deal with ethical issues,
—	provide mechanisms to report unethical conduct, and
—	help foster a culture of honesty and accountability.

Each Officer and Director must comply with the letter and spirit of this Code, subject to possible separation from the Company for non-compliance.

No code or policy can anticipate every situation that may arise. Accordingly, this Code is intended to serve as a source of guiding principles for Officers and Directors. Officers and Directors are encouraged to bring questions about particular circumstances that may implicate one or more provisions of this Code to the attention of the Chair of the Audit Committee, who may consult with legal counsel as appropriate.

Officers must follow this Code in addition to the Standards of Conduct contained in the PDSi Employee Handbook.

A.	Conflict of Interests

1.	Officer and Directors have a paramount interest in promoting and preserving the interests of Company shareholders and the best interests of the Company. Officers and Directors should avoid any conflicts of interest between themselves and the Company. Any situation that involves, or may reasonably be inferred to involve, a conflict between an Officer or Director’s personal interests and the interests of the Company must be disclosed to the Chair of the Audit Committee. For example, an Officer or Director must disclose his or her financial interest, or the financial interest of any member of his or her immediate family, as defined in the American Stock Exchange Rule 10,021, Sec. 121(A)(c)[1], or any of his or her business associates[2] in any transaction being considered by the Board. In addition, Officers and Directors must disclose information on their financial interests in organizations doing business with the Company.

2.	It is imperative that all Officers and Directors, whether appointed or elected, exercise good faith by disclosing information relating to conflicts or potential conflict of interests and excusing themselves from voting on any issue before the Board that could result in a conflict, self-dealing, or any other circumstances wherein their privileged position as an Officer or Director would result in a detriment to the Company or in a noncompetitive, favored, or unfair advantage to either themselves or their associates.

3.	Officers and Directors may not engage in any conduct or activities that are inconsistent with the Company’s best interests or that disrupt or impair the Company’s relationship with any person or entity with which the Company has or proposes to enter into a business or contractual relationship.

4.	An Officer or Director, or any member of his or her immediate family, should avoid the acceptance of substantial gifts[3] in those cases where any such substantial gift is being made in order to influence the Officer or Director’s actions in their capacity with the Company, or where acceptance of such gift gives the appearance of a conflict of interests.

5.	Officers and Directors should not accept compensation for services performed for the Company from any source other than the Company.

6.	Officers and Directors may not use Company assets, labor or information for personal use unless approved by the Chair of the Audit Committee or as part of a compensation or reimbursement program available to all Officers and Directors.

B.	Corporate Opportunities

Officers and Directors are prohibited from: (a) taking for themselves personally opportunities related to the Company’s business; (b) using the Company’s property, information, or position for personal gain; or (c) competing with the Company for business opportunities, provided, however, if disinterested Directors determine that the Company will not pursue an opportunity that relates to the Company’s business, an Officer or Director may do so.

C.	Confidentiality

Officer and Directors must maintain the confidentiality of information entrusted to them by the Company and any other confidential information about the Company that comes to them from whatever source, in their capacity with the Company, except when disclosure is authorized or legally mandated. For purposes of this Code, “confidential information” includes all non-public information relating to the Company.

D.	Compliance with Laws, Rules and Regulations; Fair Dealing

Officers and Directors shall comply, and oversee compliance by Employees, Officers and other Directors, with laws, rules and regulations applicable to the Company, including insider trading laws. Transactions in Company securities are governed by the Company’s Statement of Policy on Insider Trading.

Officers and Directors shall oversee fair dealing by Employees and Officers with the Company’s customers, suppliers, competitors and other Employees.

E.	Encouraging the Reporting of Any Illegal or Unethical Behavior

Officers and Directors should promote ethical behavior and take steps to ensure the Company (a) encourages Employees to talk to supervisors, managers and other appropriate personnel when in doubt about the best course of action in a particular situation; (b) encourages Employees to report violations of laws, rules, regulations or the Company’s Code of Business Conduct to appropriate personnel; and (c) informs Employees that the Company will not allow retaliation for reports made in good faith.

F.	Compliance Procedures

Officers and Directors should communicate any suspected violations of the Code promptly to the Chair of the Audit Committee. Violations will be investigated by the Board, or by a person or persons designated by the Board, and appropriate action will be taken in the event of any violations of the Code.

[1]	The term “immediate family,” as defined by the American Stock Exchange Rule 10,021, Sec. 121(A)(c), includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and anyone (other than employees) who resides in such person’s home.

[2]	For the purposes of this Code, the term “business associate” shall mean any entity or individual with whom the Officer or Director has a business relationship (outside of the Company) including but not limited to (i) any corporation or organization (other than the Company) of which such Officer or Director is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities (a “10 percent beneficial owner”), and (ii) any other partner, officer or 10 percent beneficial owner of any such corporation or organization, and (iii) any trust or other estate in which such Officer or Director has a substantial beneficial interest or as to which such Officer or Director serves as a trustee or in a similar fiduciary capacity.

[3]	For purposes of this Code, the terms “substantial gifts” or “substantial gift” shall mean (i) gifts of more than token value; (ii) entertainment, the cost of which is in excess of what is considered reasonable, customary, and accepted business practice; (iii) loans made on preferential terms; or (iv) other substantial favors.

PINNACLE DATA SYSTEMS, INC.

MR A SAMPLE

DESIGNATION (IF ANY)

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☒    Mark this box with an X if your have made changes

to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees for Class II Directors.

	For	Withhold
01 - John D. Bair	☐	☐
02 - C. Robert Hahn	☐	☐
03 - Thomas M. O’Leary	☐	☐
04 - Michael R. Sayre	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
2. To amend the Company’s amended and restated Code of Regulations.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

C Authorized Signatures - Sign Here - This Section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide FULL title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

Proxy - PINNACLE DATA SYSTEMS, INC.

2004 ANNUAL MEETING

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John D. Bair, C. Robert Hahn, and Michael R. Sayre, and each of them, with full power of substitution, proxies to vote and act with respect to all common shares, without par value (the “Shares”), of Pinnacle Data Systems, Inc., an Ohio corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company’s principal executive offices located at 6600 Port Road, Groveport, Ohio 43125 on Thursday, April 29, 2004, at 10:00 a.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if present in person, on the following proposals and any other matters that may properly come before the Annual Meeting.

The shares represented by this Proxy will be voted upon the proposals listed below in accordance with the instructions given by the undersigned, but if no instructions are given, this Proxy will be voted to elect all directors as set forth in Item 1 below, FOR the proposal listed in Item 2 below and in the discretion of the proxies, on any other matters which may properly come before the Annual Meeting or any adjournments thereof.